UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

Appvion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O Box 359, Appleton, Wisconsin		54912-0359
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 920-734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 28, 2013, Appvion, Inc. issued a press release announcing (i) the consummation of its previously announced tender offer to purchase for cash its outstanding 10.50% Senior Secured Notes due 2015 (the “First Lien Notes”) and consent solicitation to effect certain proposed amendments to the indenture governing the First Lien Notes and (ii) the establishment of a $435 million senior secured credit facility, which includes a $335 million 6-year first lien term loan facility and a $100 million 5-year revolving credit facility.

A copy of the press release is filed as Exhibit 99.1 with this current report and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit 99.1 Press Release, dated June 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2013

Appvion, Inc.

By:	/s/ Thomas J. Ferree
Name:	Thomas J. Ferree
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 28, 2013